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EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Ogden Corporation on Form S-8 of our reports dated February 9, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Ogden Corporation for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP

New York, New York

July 12, 1999